The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 7, 2020

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234068

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated October 3, 2019)

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

Origin Bancorp, Inc. (“we” or “our”) is offering $                 aggregate principal amount of our                 % fixed-to-floating rate subordinated notes due 2030, which we refer to herein as the “notes.” The notes will rank equally in right of payment with any of our current or future unsecured subordinated debt.

The notes will mature on               , 2030. From and including the date of issuance to, but excluding,               , 2025 (unless redeemed prior to such date), the notes will bear interest at a rate of                 % per annum, payable semi-annually in arrears on               and               of each year, commencing on               , 2021. From and including               , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear a floating interest rate equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each defined and subject to the provisions described under “Description of the Notes—Payment of Principal and Interest” in this prospectus supplement), reset for each Floating Rate Interest Period (as defined in “Description of the Notes—Payment of Principal and Interest”), plus               basis points, payable quarterly in arrears on               ,               , and               of each year, commencing on               , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.

We may redeem the notes, at our sole option, beginning with the interest payment date of             , 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent that such approval is then required under the rules of the Federal Reserve. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness (as defined in our subordinated debt indenture and supplemental indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured. There is no sinking fund for the notes. The notes will not be convertible or exchangeable. Because Origin Bancorp, Inc. is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Origin Bank, which is a commercial bank chartered under the laws of the State of Louisiana and a member of the Federal Reserve System, and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Origin Bank and our other current and future subsidiaries, including, without limitation, Origin Bank’s liabilities to depositors, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise. The notes are obligations of Origin Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including Origin Bank. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and under the heading “Part II. Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated herein by reference.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds, before expenses, to Origin Bancorp, Inc.		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about               , 2020, which is the fifth business day following the date of pricing of the notes (such settlement being referred to as “T+5”). See “Underwriting” in this prospectus supplement for details.

Sole Book-Running Manager

Stephens Inc.

Prospectus Supplement dated                     , 2020

TABLE OF CONTENTS

Prospectus Supplement dated October 7, 2020

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated October 3, 2019, which is included as part of our automatic shelf registration statement on Form S-3 (File No. 333-234068). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling security holder may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If any information in this prospectus supplement is inconsistent with the accompanying prospectus, or any document incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should rely on the information in this prospectus supplement.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Origin Bancorp, Inc.,” “Origin,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Origin Bancorp, Inc. and its consolidated subsidiaries.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.origin.bank. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed an automatic shelf registration statement on Form S-3 (File No. 333-234068) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

·	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and, with respect to Part III thereof, as updated by the information contained in our definitive Proxy Statement on Schedule 14A, filed with the SEC on March 9, 2020;
·	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 6, 2020 and August 10, 2020, respectively; and
·	our Current Reports on Form 8-K, filed with the SEC on January 22, 2020, February 6, 2020, April 22, 2020, April 28, 2020, July 22, 2020 and October 7, 2020.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Origin Bancorp, Inc.
Attention: Investor Relations
500 South Service Road East

Ruston, Louisiana 71270
Telephone: (318) 497-3177

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would,” or variations or negatives of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

·	the duration and impacts of the novel coronavirus (“COVID-19”) pandemic and efforts to contain its transmission, including the effect of these factors on our business, customers and economic conditions generally, as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy, including, without limitation, the Coronavirus Aid, Relief and Economic Security Act;
·	deterioration of our asset quality;
·	factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;
·	changes in the value of collateral securing our loans;
·	our ability to anticipate interest rate changes and manage interest rate risk;
·	the effectiveness of our risk management framework and quantitative models;
·	our inability to receive dividends from our bank subsidiary and to service debt, pay dividends to our common stockholders, repurchase our shares of common stock and satisfy obligations as they become due;
·	business and economic conditions generally and in the financial services industry, nationally and within our local market areas;
·	changes in our operation or expansion strategy or our ability to prudently manage our growth and execute our strategy;
·	changes in management personnel;
·	our ability to maintain important deposit customer relationships, our reputation or otherwise avoid liquidity risks;
·	increasing costs as we grow deposits;
·	operational risks associated with our business;
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·	volatility and direction of market interest rates;
·	increased competition in the financial services industry, particularly from regional and national institutions;
·	our level of nonperforming assets and the costs associated with resolving any problem loans, including litigation and other costs;
·	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets;
·	changes in the utility of our non-GAAP liquidity measurements and their underlying assumptions or estimates;
·	difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated;
·	an increase in unemployment levels and slowdowns in economic growth;
·	the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in our loan portfolio;
·	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, as well as tax, trade, monetary and fiscal matters;
·	periodic changes to the extensive body of accounting rules and best practices may change the treatment and recognition of critical financial line items and affect our profitability;
·	further government intervention in the U.S. financial system;
·	compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters;
·	uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on our business;
·	natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond our control;
·	system failures, cybersecurity threats and/or security breaches and the cost of defending against them; and
·	our ability to manage the risks involved in the foregoing.

Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic, and the effectiveness of varying social, economic and governmental responses to the pandemic.

The foregoing factors should not be construed as exhaustive. We urge you to consider all of these risks, uncertainties and other factors as well as should be read together with those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, carefully in evaluating all such forward-looking statements made by us.

S-vi

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties emerge from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Origin Bancorp, Inc.

Origin is a financial holding company headquartered in Ruston, Louisiana. Our wholly-owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in our history is a culture committed to providing personalized, relationship banking to our clients and communities. We provide a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients. We currently operate 43 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. As of June 30, 2020, we had total assets of $6.6 billion, total loans held for investment of $5.3 billion, total deposits of $5.4 billion and total stockholders’ equity of $614.8 million.

Our principal executive offices are located at 500 South Service Road East Ruston, Louisiana 71270, and our telephone number is (318) 255-2222 and our website at https://ir.origin.bank. Information contained on our website is not incorporated by reference in this prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market under the symbol “OBNK.” Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

S-1

THE OFFERING

The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement titled “Description of the Notes” and the section of the accompanying prospectus titled “Description of Debt Securities.” To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Documents by Reference.” We will issue the notes under a Subordinated Debt Indenture between Origin Bancorp, Inc., as the issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Origin Bancorp, Inc. and the trustee, each to be dated              , 2020 (the “Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the “Indenture.”

For the purposes of this section titled “The Offering,” all references to “Origin Bancorp, Inc.,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Origin Bancorp, Inc. and not any of its subsidiaries.

Issuer	Origin Bancorp, Inc.
Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due 2030.
Amount of Securities Offered	$
Maturity Date	, 2030.
Issue Price	% plus accrued interest, if any, from and including , 2020.
Interest Rate

The notes will bear interest: (i) from and including the date of issuance to, but excluding,               , 2025 (unless redeemed prior to such date), at a rate of               % per annum and (ii) from and including               , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating interest rate equal to the Benchmark (which is expected to be Three-Month Term SOFR), reset for each Floating Rate Interest Period during the Floating Rate Period (each as defined in “Description of the Notes”), plus               basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

For each Floating Rate Interest Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined in “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in “Description of the Notes”) have occurred with respect to the then-current Benchmark (which is initially expected to be Three-Month Term SOFR), then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as

S-2

the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the notes for each Floating Rate Interest Period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for such interest period and all subsequent Floating Rate Interest Periods during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined in “Description of the Notes”) plus basis points.
Interest Payment Dates	During the Fixed Rate Period (as defined in “Description of the Notes”), interest will be payable semi-annually in arrears on and of each year, commencing , 2021 and continuing through and including , 2025. Thereafter, during the Floating Rate Period, interest will be payable quarterly in arrears on each , , and of each year, commencing on , 2026 and continuing through and including the maturity date.
Record Dates	The interest payable during on any scheduled Interest Payment Date (as defined in “Description of the Notes”) will be paid to each holder in whose name a note is registered at the close of business on the fifteenth day (whether or not a business day) immediately preceding the applicable Interest Payment Date.
Subordination; Ranking	The notes will be unsecured, subordinated obligations of the Company and:
· will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined in the Indenture and as discussed under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured, including any of our existing and future general creditors;
· will rank equal in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness is not by its terms subordinate and subject in right of payment to the prior payment of promissory notes, bonds, debentures and other types of indebtedness that include the notes;
· will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and
· will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Origin Bank and our other current and future subsidiaries, including, without limitation, Origin Bank’s liabilities to depositors, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

S-3

As of June 30, 2020, we did not have subordinated indebtedness outstanding ranking equally with the notes and we had $10.8 million of subordinated indebtedness (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. We also have a $50 million senior revolving credit facility under which no amount is drawn as of the date of this prospectus supplement, but if drawn such amount would constitute senior indebtedness.

As of June 30, 2020, Origin Bank and our other subsidiaries had outstanding indebtedness (including Origin Bank’s outstanding 4.25% fixed-to-floating subordinated notes), total deposits and other liabilities of approximately $6.02 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities (including the notes) depends on the dividends paid, and the distributions and other payments made, to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those dividends, payments or distributions, will be effectively subordinated to the claims of our subsidiaries’ respective creditors. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.
Redemption	We may redeem the notes, at our sole option, beginning with the interest payment date of , 2025 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve (an “Optional Redemption”).
We may also redeem the notes at any time, including prior to , 2025, at our option and subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, in whole but not in part, if: (i) a change or prospective change in law or administrative interpretation occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

S-4

Events of Default; Remedies	The notes will contain customary payment, covenant and insolvency events of default. If an Insolvency Event of Default (as defined in “Description of the Notes”) occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. Because we will treat the notes as Tier 2 capital, upon the occurrence of an event of default other than an Insolvency Event of Default, neither the trustee nor the holders of the notes may accelerate the maturity of the notes. See “Description of the Notes—Events of Default; Limitation on Suits” and “Description of Debt Securities” in the accompanying prospectus.
Denomination; Form	The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General” and “—Clearance and Settlement.”
Further Issuances

We may, without the consent of the holders of the series of our debt securities of which the notes offered hereby are a part, from time to time, create and issue additional notes of that series ranking equally and ratably with the notes and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights except as otherwise noted under “Description of the Notes” in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of the Company in the future without the consent of the holders of the notes.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million after deducting the underwriting discount and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, which may include the support of Origin Bank’s balance sheet growth, the acquisition of other banks or financial institutions or other complementary businesses to the extent such opportunities arise, and the maintenance of our capital and liquidity ratios, and the ratios of Origin Bank, at acceptable levels. See “Use of Proceeds” in this prospectus supplement.
Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.
Trustee	U.S. Bank National Association, will act as the trustee under the Indenture pursuant to which the notes will be issued.

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Calculation Agent	We intend to appoint the Trustee as the calculation agent prior to the commencement of the Floating Rate Period.
Listing	The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.
Governing Law	The notes and the Indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.
S-6

SELECTED FINANCIAL INFORMATION

The following selected historical consolidated financial information as of and for the six months ended June 30, 2020 and 2019, has been derived from our unaudited consolidated financial statements for such periods, which are incorporated herein by reference, and the following selected consolidated financial information as of and for the years ended December 31, 2019, 2018 and 2017 has been derived from our audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of which is incorporated herein by reference, and our audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are not included or incorporated herein by reference.

You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated herein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our historical results for the six months ended June 30, 2020, are not necessarily indicative of our results to be expected for all of 2020.

(Dollars in thousands, except per share amounts)	As of and for the Six Months Ended June 30,		At and for the Years Ended December 31,
	2020 (Unaudited)	2019 (Unaudited)	2019	2018	2017	2016	2015
Statement of income data:
Total interest income	$110,480	$111,557	$227,082	$188,096	$152,593	$139,151	$137,333
Total interest expense	21,380	26,562	53,370	34,644	22,288	18,468	16,056
Net interest income	89,100	84,995	173,712	153,452	130,305	120,683	121,277
Provision for credit losses	39,934	2,990	9,568	1,014	8,336	30,078	11,610
Net interest income after provision for credit losses	49,166	82,005	164,144	152,438	121,969	90,605	109,667
Noninterest income	31,220	22,780	46,478	41,240	29,187	41,868	44,131
Noninterest expense	74,317	72,476	144,074	131,236	130,674	116,707	113,995
Income before income taxes	6,069	32,309	66,548	62,442	20,482	15,766	39,803
Income tax expense	359	5,871	12,666	10,837	5,813	2,916	10,725
Net income	$5,710	$26,438	$53,882	$51,605	$14,669	$12,850	$29,078
Common stock dividends	$4,345	$1,543	$5,887	$2,937	$2,535	$2,331	$2,260

Balance sheet data (period end):
Total assets	$6,643,909	$5,119,625	$5,324,626	$4,821,576	$4,153,995	$4,071,455	$3,971,343
Securities	770,880	589,492	541,203	606,174	436,753	408,738	388,400
Loans, net(1)	5,241,726	3,947,914	4,105,675	3,754,902	3,203,948	3,061,544	2,971,433
Allowance for loan credit losses	70,468	36,683	37,520	34,203	37,083	50,531	41,230
Goodwill and other intangible assets, net	30,953	32,144	31,540	32,861	24,336	24,854	26,322
Noninterest-bearing deposits	1,584,746	1,003,499	1,077,706	951,015	832,853	780,065	726,322
Total deposits	5,372,222	3,855,012	4,228,612	3,783,138	3,512,014	3,443,266	3,387,821
Total stockholders’ equity(2)	614,781	584,293	599,262	549,779	455,342	448,657	398,440
SBLF preferred stock	—	—	—	—	48,260	48,260	48,260
Series D preferred stock	—	—	—	—	16,998	16,998	15,000

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(Dollars in thousands, except per share amounts)	As of and for the Six Months Ended June 30,		At and for the Years Ended December 31,
	2020 (Unaudited)	2019 (Unaudited	2019	2018	2017	2016	2015
Earnings per share data:
Net income	$5,710	$26,438	$53,882	$51,605	$14,669	$12,850	$29,078
Preferred stock dividends	—	—	—	1,923	4,461	4,398	636
Net income allocated to participating stockholders	—	—	—	1,029	377	316	1,367
Net income available to common stockholders	$5,710	$26,438	$53,882	$48,653	$9,831	$8,136	$27,075
Common shares outstanding at end of period(3)	23,501,233	23,774,238	23,480,945	23,726,559	19,518,752	19,483,718	17,419,680
Weighted average common shares outstanding(3)	23,350,673	23,577,335	23,470,746	21,995,990	19,418,278	17,545,655	17,284,100
Weighted average diluted common shares outstanding(3)	23,498,910	23,781,358	23,674,065	22,194,429	19,634,412	17,733,061	17,506,658
Basic earnings per share(3)	$0.24	$1.12	$2.30	$2.21	$0.51	$0.46	$1.57
Diluted earnings per share(3)	0.24	1.11	2.28	2.20	0.50	0.46	1.56

Performance ratios:
Return on average assets(4)(5)	0.19%	1.08%	1.06%	1.16%	0.36%	0.33%	0.76%
Return on average equity(4)(5)	1.87	9.38	9.27	10.07	3.19	3.11	7.49
Net interest margin, fully tax equivalent(4)(6)	3.25	3.75	3.69	3.75	3.52	3.38	3.48
Efficiency ratio(7)	61.77	67.25	65.43	67.41	81.93	71.80	68.92
Dividend payout ratio	76.09	5.84	10.93	6.04	25.79	28.65	8.35
Asset quality ratios:
Nonperforming assets to total assets	0.53%	0.70%	0.69%	0.75%	0.59%	1.67%	0.89%
Nonperforming loans to loans held for investment	0.57	0.76	0.75	0.84	0.73	2.14	1.12
Allowance for loan losses to nonperforming loans	234.53	120.36	120.46	107.37	155.80	75.92	121.74
Allowance for loan losses to loans held for investment	1.33	0.92	0.91	0.90	1.14	1.62	1.37
Net charge-offs as a percentage of average loans held for investment(4)(5)	0.34	0.01	0.15	0.13	0.69	0.71	0.15

Capital ratios:
Book value per common share	$26.16	$24.58	$25.52	$23.17	$19.99	$19.68	$19.24
Equity to assets	9.25%	11.41%	11.25%	11.40%	10.96%	11.02%	10.03%
Tier 1 capital to average assets(5)	9.10	11.10	10.91	11.21	10.53	10.67	9.79
Common equity tier 1 capital to risk-weighted assets	10.35	11.93	11.74	11.94	9.35	9.42	8.29
Tier 1 capital to risk-weighted assets	10.52	12.13	11.94	12.16	11.25	11.33	10.25
Total capital to risk-weighted assets	12.91	12.97	12.76	12.98	12.26	12.58	11.45
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(1)	Balances are shown net of the allowance for loan losses and exclude loans held for sale.
(2)	Includes shares owned by our Employee Retirement Plan for periods prior to December 31, 2018.
(3)	Presentation of share and per share amounts has been adjusted to reflect a 2-for-1 stock split that occurred on October 5, 2016.
(4)	Numbers for the six months ended June 30, 2020 and 2019 are annualized.
(5)	All average balances are calculated using average daily balances.
(6)	Tax equivalent yields are calculated by applying a 21% estimated tax rate to tax-exempt interest earnings for the year ended December 31, 2019 and 2018, and 35% for all periods prior to December 31, 2018.
(7)	We calculate the efficiency ratio by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio is not calculated on a fully tax equivalent basis.
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RISK FACTORS

Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.

Risks Related to the Notes and this Offering

For the purposes of this section titled “Risks Related to the Notes and this Offering,” all references to “Origin Bancorp, Inc.,” “Origin,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Origin Bancorp, Inc. and not any of its subsidiaries. We will issue the notes under a Subordinated Debt Indenture between Origin Bancorp, Inc., as the issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Origin Bancorp, Inc. and the trustee, each to be dated                , 2020 (the “Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the “Indenture.”

Our obligations under the notes will be unsecured and subordinate to our existing and future senior indebtedness and general creditors, and we may be precluded from making payments on the notes in certain circumstances.

The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness now existing or that we incur in the future. This means that we generally cannot make any payments on the notes if we default on the payment of principal, premium or interest on senior indebtedness beyond any applicable grace period, in the event of an Insolvency Event (as defined under “Description of the Notes”) or we otherwise default on the senior indebtedness and the holders of senior indebtedness have accelerated the maturity of such senior indebtedness and notice has been provided to us or a default under any senior indebtedness is the subject of judicial proceedings or the trustee receives a notice of default from us. In addition, in the event of an Insolvency Event, any remaining assets would be available to pay obligations under the notes only after we have made payments on all senior indebtedness. As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment upon an Insolvency Event or similar event. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full.

As of June 30, 2020, Origin Bank and our other subsidiaries had outstanding indebtedness (including Origin Bank’s outstanding 4.25% fixed-to-floating subordinated notes), total deposits and other liabilities of approximately $6.02 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes. As of June 30, 2020, we did not have subordinated indebtedness outstanding ranking equally with the notes and we had $10.8 million of subordinated indebtedness (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. We also have a $50 million senior revolving credit facility under which no amount is drawn as of the date of this prospectus supplement, but if drawn such amount would constitute senior indebtedness. Any additional liabilities that we may incur in the future may adversely affect our ability to pay our obligations on the notes. The Indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including Origin Bank, may incur. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of an Insolvency Event or other similar event, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

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The notes will be structurally subordinate to the obligations of Origin Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of Origin Bank and our other subsidiaries in the event of their liquidation or insolvency.

The notes are obligations exclusively of Origin and are not obligations of Origin Bank. Holders of the notes should only look to the assets of the holding company as the source of payment of the notes. Origin Bank is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide Origin with funds to meet or discharge our obligations or liabilities, including the notes. Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of Origin Bank (either as a shareholder or as a creditor), upon a bankruptcy, liquidation, dissolution or similar proceeding of Origin Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of Origin Bank, including depositors of Origin Bank and other general or subordinated creditors. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of Origin Bank and our other subsidiaries.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” of the Company under the Federal Reserve’s regulatory capital rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

If Origin were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Origin Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, Origin Bank, to meet our cash obligations. Failure of Origin Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including Origin Bank. Our primary asset is Origin Bank and our liquidity depends primarily on our receipt of dividends from Origin Bank and we will use such funds to pay interest on the notes. Various regulatory provisions limit the amount of dividends Origin Bank can pay to Origin without regulatory approval. In certain cases, regulatory authorities may even prohibit Origin Bank from paying dividends to Origin. In addition to the federal regulatory capital regime, Louisiana law requires regulatory approval prior to Origin Bank’s payment of dividends in any year that exceeds the sum of current year net income plus net income from the prior year, less dividends paid during such periods. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If Origin Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Origin to obtain

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funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs or to refinance any of our debt when needed on commercially reasonable terms or at all. Origin Bank paid Origin approximately $7.8 million and approximately $15.0 million in dividends during the six months ended June 30, 2020, and the year ended December 31, 2019, respectively.

There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.

The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Many factors affect the trading market for, and the trading value of, the notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to the maturity of the notes; the ranking of the notes; the redemption features of the notes; the outstanding amount of subordinated notes with terms identical to the notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and public health outbreaks (including COVID-19) and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes.

The amount of interest payable on the notes may vary from interest period to interest period after                 , 2025.

From and including               , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear a floating interest rate equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under “Description of the Notes—Payment of Principal and Interest”), reset for each Floating Rate Interest Period, plus              basis points, payable quarterly in arrears on              ,               ,             and              of each year, commencing on               , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes may vary from Floating Rate Interest Period to Floating Rate Interest Period after              , 2025. The interest rate that is determined at the relevant reference time will apply to the entire Floating Rate Interest Period following such determination, even if the Benchmark increases during that Floating Rate Interest Period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.

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Any failure of Secured Overnight Funding Rate (“SOFR”) to gain market acceptance could adversely affect holders of the notes.

The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur). SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the notes.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR (as defined in “Description of the Notes”)). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the Floating Rate Period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.

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Changes in SOFR could adversely affect holders of the notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the Floating Rate Period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the Floating Rate Period at any reference time declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each Floating Rate Interest Period during the Floating Rate Period is determined by the calculation agent at the reference time, interest on the notes shall accrue at such Benchmark plus                   basis points per annum for the applicable Floating Rate Interest Period and will not be subject to change during such Floating Rate Interest Period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.

The interest rate for the notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the notes, the interest rate on the notes for each Floating Rate Interest Period during the Floating Rate Period will be based on Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur), a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the Alternative Reference Rates Committee. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the notes. If, at the commencement of the Floating Rate Period for the notes, the Relevant Governmental Body (as defined in “Description of the Notes”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the notes, the calculation agent is expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the manner and timing for the determination of the applicable Three-Month Term SOFR during the Floating Rate Period will need to be determined. The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the Floating Rate Period, which could adversely affect the return on, value of, and market for the notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then the floating interest rate on the notes for such interest period and all subsequent Floating Rate Interest Periods during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment, as defined in “Description of the Notes”). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded

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average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined in “Description of the Notes”), which is another Benchmark Replacement, has not yet been established and may change over time.

A change in the Benchmark may be treated as a significant modification of the notes for federal income tax purposes, which could result in taxable gain or loss to holders.

If a term of the notes, such as the interest rate, is altered and the degree to which the notes are altered is economically significant, the notes will be treated as exchanged for the modified notes for federal income tax purposes. A deemed exchange of the notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the notes.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.

Under the benchmark transition provisions of the notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR; (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor (as defined in “Description of the Notes”), (iii) the International Swaps and Derivatives Association (“ISDA”), or (iv) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of Floating Rate Interest Periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any Floating Rate Interest Period during the Floating Rate Period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Any market for SOFR-linked debt securities may be illiquid or unpredictable.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the notes, the trading price of the notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the notes.

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Although we intend to appoint the trustee as the calculation agent prior to the Floating Rate Period, in certain circumstances, we may act as the calculation agent and may have economic interests adverse to the interests of the holders of the notes.

The calculation agent will determine the interest rate during the Floating Rate Period. Although we intend to appoint the trustee as the calculation agent before the start of the Floating Rate Period, in certain circumstances such as if the calculation agent is not appointed or resigns, we may act as the calculation agent for the notes. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.

You will have no rights against the publishers of the Benchmark.

You will have no rights against any person publishing Benchmarks, even though the amount you receive on each interest payment date after               , 2025 will depend on the level of the Benchmark for each Floating Rate Interest Period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.

Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.

We will have the right, subject to the receipt of any required approval of the Federal Reserve, to redeem the notes at our option (i) in whole or in part on any interest payment date on or after               , 2025 and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after               , 2025 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after               , 2025 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our notes.

The notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Notes—Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the Indenture and the holders of the notes to automatically accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to the events of default that occur upon (i) a court entering a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or similar orders or decrees and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the Company commencing a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of a decree or order for relief in an involuntary case under any such law, or consenting to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, or making any general assignment for the benefit of creditors (together, an “Insolvency Event of Default”). The holders of the notes will not be able to accelerate the maturity of the notes in the event of other events of default. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an Insolvency Event of Default has not occurred with respect to the

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notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.

No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the Indenture governing the notes does not contain any financial covenants.

Neither the Indenture nor the notes contain any covenants prohibiting us or our subsidiaries from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock, including pursuant to our previously announced stock buyback program, or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any Insolvency Event, reorganization or any liquidation or winding up under the U.S. Bankruptcy Code or otherwise and may limit our ability to meet our obligations under the notes. In addition, neither the Indenture nor the notes contain any restriction on our ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the Indenture under which the notes are issued.

There are no financial covenants in the Indenture governing the notes. In addition, neither the Indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality. See “Description of the Notes - General.”

The market value of the notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:

·	our creditworthiness, financial performance and financial condition from time to time;
·	prevailing interest rates;
·	supply and demand for the notes;
·	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;
·	the market for similar securities; and
·	the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised

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or withdrawn by the rating agency at any time. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

The notes are not insured or guaranteed by the FDIC or any other governmental agency.

The notes are not savings accounts, deposits or other obligations of Origin Bank or of any of our nonbank subsidiaries. The notes are not insured by the FDIC or any other governmental agency or public or private insurer. The notes are ineligible and may not be used as collateral for a loan by us or Origin Bank. An investment in the notes has risks, and you may lose your entire investment.

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USE OF PROCEEDS

We expect that the net proceeds from this offering to us, after the underwriting discount and estimated offering expenses payable by us, will be approximately $               million.

We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, which may include the support of Origin Bank’s balance sheet growth, the acquisition of other banks or financial institutions or other complementary businesses to the extent such opportunities arise, and the maintenance of our capital and liquidity ratios, and the ratios of Origin Bank, at acceptable levels.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments or deposit accounts.

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CAPITALIZATION

You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our cash and cash equivalents and capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2020, on an actual basis as of that date and as adjusted to give effect to this offering, taking into account the expected net proceeds of such offering to us (after deducting the respective underwriting discounts and estimated offering expenses payable by us):

	As of June 30, 2020
(Dollars in thousands, except per share amounts) (unaudited)	Actual	As Adjusted for this Offering
Cash and cash equivalents:
Cash and due from banks	$57,054	$
Interest-bearing deposits in banks	99,282		99,282
Total cash and cash equivalents	$156,336	$
Liabilities:
Noninterest-bearing deposits	$1,584,746		$1,584,746
Interest-bearing deposits	3,041,859		3,041,859
Time deposits	745,617		745,617
Total deposits	5,372,222		5,372,222
Federal Home Loan Bank advances and other borrowings	$478,260		$478,260
Junior subordinated debentures, net	78,567		78,567
Subordinated Notes offered hereby	—
Accrued expenses and other liabilities	100,079		100,079
Total liabilities:	$6,029,128	$
Stockholders’ equity:
Preferred stock, no par value, 2,000,000 shares authorized	—		—
Common stock ($5.00 par value; 50,000,000 shares authorized; 23,501,233 shares issued at June 30, 2020)	117,506		117,506
Additional paid-in capital	236,156		236,156
Retained earnings	240,506		240,506
Accumulated other comprehensive income	20,613		20,613
Total stockholders’ equity	$614,781		$614,781
Capital Ratios:
Tier 1 capital to average assets	9.10%			%
Common equity tier 1 capital to risk-weighted assets	10.35
Tier 1 capital to risk-weighted assets	10.52
Total capital to risk-weighted assets	12.91

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DESCRIPTION OF THE NOTES

We will issue the notes under the Subordinated Debt Indenture (the “Base Indenture”), dated as of                , 2020, between Origin Bancorp, Inc., as the issuer, and U.S. Bank National Association, as the trustee, which will be amended and supplemented by a First Supplemental indenture dated as of               , 2020 (the “Supplemental Indenture”). We refer to the Base Indenture, as amended and supplemented by the Supplemental Indenture, as the Indenture, and we refer to U.S. Bank National Association, or U.S. Bank, in its capacity as the trustee under the Indenture, as the trustee. The notes will be issued under and governed by the Indenture. You may request a copy of the Indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description of the terms of the notes supplements, and, to the extent it is inconsistent therewith, replaces, the summary of certain provisions of our debt securities set forth in the accompanying prospectus. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities and the Indenture in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the Indenture, including the definitions of certain terms used in the notes and the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For the purposes of this “Description of the Notes,” all references to “Origin,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Origin Bancorp, Inc. and not any of its subsidiaries.

General

The notes will be unsecured, subordinated obligations of the Company and will mature on               , 2030 unless redeemed prior to such date in accordance with the provisions set forth below under “—Optional Redemption and Redemption Upon Special Events.” The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Unless previously redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the maturity date, at their maturity. We will pay principal of and interest on the notes in U.S. dollars.

The notes will constitute our unsecured debt obligations and will rank equally among themselves, and will rank junior in right of payment to our senior indebtedness as described below in “—Subordination of the Notes.” No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance. Except as described below under “—Clearance and Settlement” and limited instances described in the Indenture, the notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC.

The notes are a part of a series of our subordinated debt securities that will be established under the Indenture upon execution by us and the trustee of the Base Indenture and the Supplemental Indenture. We may, from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes ranking equally with the notes and identical to the notes previously issued in all respects (except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. However, any additional notes of the series of which the notes are a part that are issued and are not fungible with the outstanding notes for U.S. federal income tax purposes, subject to the procedures of DTC, will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the additional notes of this series of notes that we may issue in the future.

Neither the Indenture nor the notes contain any covenants prohibiting us (including Origin Bank and our other subsidiaries) from, or limiting our right to, incur additional indebtedness or obligations, including senior indebtedness, to grant liens on our assets to secure our indebtedness, to repurchase our stock or other securities,

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including any of the notes, or to pay dividends or make other distributions to our shareholders. The Indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. In addition, neither the Indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

The notes and the Indenture are governed by and shall be construed in accordance with the laws of the State of New York.

The notes are not deposits in Origin Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, Origin Bank or any of our other subsidiaries or affiliates.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of ours or of any successor corporation, either directly or through us or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly understood that all such liability is waived and released by the acceptance of the notes and as part of the consideration for issuance of the notes.

Payment of Principal and Interest

Payment of the full principal amount of the notes will be due on               , 2030, or the maturity date, unless the notes are redeemed prior to the maturity date.

Fixed Rate Period

From and including the date of issuance to, but excluding,               , 2025 (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events”), which we refer to as the “Fixed Rate Period,” the notes will bear interest at a fixed rate of                  % per annum. During the Fixed Rate Period, interest on the notes will accrue from and including               , 2020, and will be payable semi-annually in arrears on                 and                 during the Fixed Rate Period, each a “Fixed Rate Interest Payment Date,” commencing on               , 2021. The last Fixed Rate Interest Payment Date shall be               , 2025, unless the notes are earlier redeemed. During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the notes on any Fixed Rate Interest Payment Date will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on the fifteenth day (whether or not a business day (as defined below)) immediately preceding the Fixed Rate Interest Payment Date. If any Fixed Rate Interest Payment Date for the notes or the date for the payment of principal for the notes occurring during the Fixed Rate Period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

From and including               , 2025 to, but excluding, the maturity date (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,”), which we refer to as the “Floating Rate Period,” the notes will bear interest at a floating rate per annum equal to the then-current Benchmark (which is expected initially to be Three-Month Term SOFR), reset for each Floating Rate Interest Period, plus               basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

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During the Floating Rate Period, interest on the notes will be payable quarterly in arrears on                 ,                 ,                  and                 of each year, each a “Floating Period Interest Payment Date” and, together with any Fixed Rate Interest Payment Date, an “Interest Payment Date,” commencing on               , 2026, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

For the purpose of calculating the interest on the notes for each Floating Rate Interest Period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “Floating Rate Interest Period” we mean the period from and including the immediately preceding Floating Period Interest Payment Date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable Floating Period Interest Payment Date or maturity date or date of earlier redemption, if applicable (except that the first Floating Rate Interest Period will commence on               , 2025). See “Calculation Agent.”

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any Floating Rate Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Floating Rate Interest Period and any subsequent Floating Rate Interest Periods. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or any successor federal banking agency.

“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark during the Floating Rate Period means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

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“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including, without limitation, with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to the then-current Benchmark (which is initially expected to be Three-Month Term SOFR), then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the Benchmark used to calculate the interest rate on the notes for each remaining Floating Rate Interest Period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any Floating Rate Interest Period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such Floating Rate Interest Period and the remainder of the Floating Rate Period.

Absent manifest error, the calculation agent’s determination of the interest rate for a Floating Rate Interest Period for the notes will be conclusive and binding on you, us (if we are not also the calculation agent) and the trustee (if the trustee is not also the calculation agent). By its acquisition of the notes, each holder of notes (including, for the avoidance of doubt, each beneficial owner) acknowledges, accepts, consents to and agrees to be bound by our and the calculation agent’s determination of the interest rate for each Floating Rate Interest Period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any Floating Rate Interest Period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the notes upon request and will be provided to the trustee. The calculation agent will provide us and the trustee (if the trustee is not also the calculation agent) with the interest rate in effect for each Interest Period during the Floating Rate Period promptly once available but in no event later than fifteen days prior to any Floating Rate Interest Payment Date.

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the provisions in the Indenture concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or another applicable Benchmark at any time when any of the notes are outstanding, then the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York, are authorized or obligated by law, regulation or executive order to close or, with respect to any place of payment or any other particular location referred to in the

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Indenture, a day that in the city (or in any one of the cities, if more than one) in which amounts are payable is not a day on which banking institutions are authorized or required by law or regulation to be closed.

Payments will include interest accrued to, but excluding, the relevant Floating Period Interest Payment Date. In the event that any Floating Period Interest Payment Date or the maturity date for the notes falls on a day that is not a business day, then payment of interest payable on such Floating Period Interest Payment Date or of principal and interest payable on the maturity date will be paid on the next succeeding day which is a business day. The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business the fifteenth day (whether or not a business day) immediately preceding the Floating Period Interest Payment Date.

So long as the notes are issued in the form of one or more global securities, we or the paying agent shall make all payments of principal and interest on the notes in U.S. dollars by wire transfer in immediately available funds to DTC or its nominee, in accordance with applicable procedures of DTC.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness, as defined below.

“Senior indebtedness” means the principal of, and premium, if any, and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the Indenture or thereafter incurred, created or assumed:

·	all obligations for borrowed money;
·	all obligations evidenced by debentures, notes, debt securities or other similar instruments (including our obligations pursuant to the Revolving Promissory Note payable to the order of NexBank, dated October 5, 2018);
·	all obligations in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);
·	a deferred obligation of the Company, or any such obligation directly or indirectly guaranteed by the Company, incurred in connection with the acquisition of any business, properties or assets or delivery of services not evidenced by a note or similar instrument given in connection therewith, except trade accounts payable arising in the ordinary course of business;
·	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company;
·	the Company’s obligation to make payment pursuant to the terms of certain financial instruments such as (A) securities contracts, interest rate, currency future or exchange contracts and foreign exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (C) financial instruments similar to those set forth in (A) or (B) above;
·	an obligation of the Company, or any such obligation directly or indirectly guaranteed by the Company, for purchase money or funds or similar obligations;
·	the Company’s obligation under direct credit substitutes;
·	obligations to general creditors of the Company;
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·	a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, the Company which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;
·	all obligations of the type referred to in the bullets above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and
·	any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the indebtedness described above.

The term “purchase money” obligations means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger consolidation or otherwise, but does not include any trade accounts payable.

However, “senior indebtedness” excludes:
·	any indebtedness, obligation or liability as to which, in the instrument creating or evidencing such indebtedness or pursuant to which the indebtedness is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the notes, or ranks pari passu with the notes;
·	any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as, or to a greater extent than, the notes are subordinated;
·	any indebtedness to a Subsidiary; and
·	the notes.

Notwithstanding the foregoing, if the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies) or other regulatory agency or authority promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

In accordance with the subordination provisions of the Indenture and the notes, the Indenture prohibits payments of principal, premium, if any, or interest on the notes, and we are restricted from acquiring any notes for cash or property, other than capital stock, upon any of the following:

·	a default (i) in the payment of principal, premium, if any, or interest of any senior indebtedness has occurred that is continuing beyond any applicable grace period or (ii) arises from certain insolvency events and, in the case of (i) and (ii), holders of such senior indebtedness have accelerated the maturity of such senior indebtedness;
·	a default on senior indebtedness (other than those referenced above) occurs and is continuing and the holders of such senior indebtedness accelerate the maturity of such senior indebtedness; provided, that a holder of such senior indebtedness (or a representative on their behalf) shall have provided written notice to us of such acceleration due to such event of default; or
·	a default of any senior indebtedness that is the subject of judicial proceedings or the trustee receives a notice of default from us.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding against us, or (b) our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any

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assignment for the benefit of creditors or any other marshalling of our assets and liabilities ((a) through (c), an “Insolvency Event”), we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, additional amounts owing in respect thereof, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event of the insolvency related events described above, if the holders of the notes or the trustee receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally with or junior in right of payment to the notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the notes. We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued by certain special purpose trusts to which the notes will rank senior in right of payment. As discussed above, in the event of our insolvency or similar proceedings, the indebtedness and obligations ranking equally with the notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the notes and all of our indebtedness and obligations ranking equally in right of payment to the notes have been paid in full.

All liabilities of Origin Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of Origin Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

Over the term of the notes, we will need to rely primarily on dividends paid to us by Origin Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations, including the notes, and to make dividends and other payments on our other securities outstanding now or in the future. Regulatory rules may restrict Origin Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by Origin Bank or our other subsidiaries or on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes.

As discussed above, neither the notes nor the Indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior or structurally senior to or equally with the indebtedness evidenced by the notes that we, Origin Bank or any of our other subsidiaries may incur. Any indebtedness and

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liabilities of Origin Bank or our other subsidiaries is not a part of our senior indebtedness, but as discussed above, the notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including Origin Bank. As of June 30, 2020, Origin Bank and our other subsidiaries had outstanding indebtedness (including Origin Bank’s outstanding 4.25% fixed-to-floating subordinated notes), total deposits and other liabilities of approximately $6.02 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes. As of June 30, 2020, we did not have subordinated indebtedness outstanding ranking equally with the notes and we had $10.8 million of subordinated indebtedness (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. We also have a $50 million senior revolving credit facility under which no amount is drawn as of the date of this prospectus supplement, but if drawn such amount would constitute senior indebtedness.

Optional Redemption and Redemption Upon Special Events

We may redeem the notes, at our option, beginning with the Interest Payment Date of               , 2025, and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve.

If we elect to redeem the notes, we or the trustee will give notice of the redemption to holders of the notes to be redeemed which will include, in addition to other information, the date fixed for redemption and the redemption price. Any notice of redemption may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied. If fewer than all of the notes are to be redeemed, such partial redemption will be made in accordance with DTC’s applicable procedures among all holders. The notes are not subject to repayment at the option of the holders.

The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, except we may, at our sole option, redeem the notes at any time before the scheduled maturity of the notes, including prior to               , 2025, in whole, but not in part, upon or after the occurrence of any of the following:

1)	a “Tax Event,” which is defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law, statute code or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge becomes publicly known on or after the date of original issuance of the notes, resulting in more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion of tax counsel, will not be, deductible, in whole or in part, for United States federal income tax purposes;

2)	a “Tier 2 Capital Event,” which is defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, clarification of, or change in (including any announced prospective change), the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank
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regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the date of original issuance of the notes, (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the date of original issuance of the notes, or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the date of original issuance of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 Capital” (or its equivalent), for purposes of the capital adequacy rules or regulations of the Federal Reserve (or any regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us, for so long as any notes are outstanding; or

3)	our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the notes and the Indenture. Any redemption of the notes would require prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve.

The Notes Are Intended to Qualify as Tier 2 Capital

We intend to treat the notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

·	be unsecured;
·	have a minimum original maturity of at least five years;
·	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;
·	not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;
·	only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and
·	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur upon the occurrence and continuance of any of the following:

1)	default in (i) the payment of the principal of (or premium, if any, on) any of the notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;
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2)	default in the payment of any installment of interest upon any of the notes as and when the same shall become due and payable, and continuance of such default for a period of 90 days;

3)	failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the notes or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the trustee, or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes outstanding;

4)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or ordering the winding-up or liquidation of the Company’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)	the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of a decree or order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, or shall make any general assignment for the benefit of creditors.

If an event of default described above in items 4 and 5 (an “Insolvency Event of Default”) has occurred and is continuing, unless the principal of all the notes has already become due and payable, the principal amount of all the notes shall be automatically deemed immediately due and payable. Because we will treat the notes as Tier 2 capital, upon the occurrence of an event of default other than an Insolvency Event of Default, neither the trustee nor the holders of the notes may accelerate the maturity of the notes and make the principal of, and any accrued and unpaid interest on, the notes, immediately due and payable, including in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the Indenture. The holders of a majority in aggregate principal amount of outstanding notes may waive all defaults and rescind and annul any acceleration of the notes. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an Insolvency Event of Default, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the Indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

The Indenture provides that, during the continuation of an event of default, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of notes pursuant to the terms of the Indenture unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the losses, costs, expenses and liabilities that may be incurred by it in complying with such request, order or direction. Subject to certain provisions in the Indenture, the holders of a majority in principal amount of the notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Effect of Benchmark Transition Event

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark on or prior to the Reference Time in respect of any Floating Rate Interest Period during the Floating Rate Period, then the Benchmark Replacement

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will replace the then-current Benchmark for all purposes relating to the notes during such Floating Rate Interest Period and all subsequent Floating Rate Interest Periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Interpolated Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	Compounded SOFR;

2)	the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

4)	the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining rates with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

2)	in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of
·	the date of the public statement or publication of information referenced therein and
·	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1)	if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we or the calculation agent determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

2)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate (which will be compounded in arrears with a look back and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Floating Rate Interest Period), and conventions for this rate being established by the calculation agent in accordance with:

1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

2)	if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and
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conventions for this rate that have been selected by the calculation agent, giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities, at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of               per annum.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “—Floating Rate Period.”

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

·	will be conclusive and binding on the holders of the notes, us (if we are not also the calculation agent) and the trustee absent manifest error;
·	if made by us as calculation agent, will be made in our sole discretion;
·	if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and
·	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the notes or the trustee or any other person.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable notes, then we will make such determination, decision, or election on the same basis as described above. The Indenture provides that the trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the notes.

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Modification of the Indenture

Article 10 of the Base Indenture shall apply to the notes. In addition, without the consent of any holders of notes, the Company and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to (i) to conform the terms of the Indenture and the notes to the description of the notes in the final prospectus supplement; or (ii) to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

Calculation Agent

We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period.

The calculation agent shall have all the rights, protections and indemnities afforded to the trustee under the Indenture. The calculation agent may be removed by the Company at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by the Company, the Company will promptly appoint a replacement calculation agent. For the avoidance of doubt, if at any time there is no calculation agent appointed by the Company, then the Company shall be the calculation agent.

Clearance and Settlement

DTC or any successor depositary will act as securities depositary for the notes. The notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary shall have any rights under the Indenture with respect to such global note, and such depositary may be treated by the Company, the trustee and any agent of the Company or the trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. See “Book-Entry Delivery and Settlement” in the accompanying prospectus for more information concerning DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by global notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the

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direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:

·	will not be entitled to have such global note or the notes represented by that global note registered in their names;
·	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and
·	will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date

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in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

Settlement for the notes will be made in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Indenture Trustee

U.S. Bank National Association, acts as trustee under the Indenture pursuant to which the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. We may also issue other debt securities, including debt securities that are senior indebtedness for purposes of the notes, under an Indenture pursuant to which U.S. Bank National Association will serve as trustee.

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Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another Indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the Indenture. In that event, we would be required to appoint a successor trustee.

The trustee (including in its capacity as paying agent), unless acting as the calculation agent, shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its calculation agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or the calculation agent’s failure to select a Benchmark Replacement or the calculation agent’s failure to calculate a Benchmark. The trustee shall be entitled to rely conclusively on all notices from the Company or the calculation agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regard to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The trustee shall not be responsible or liable for the actions or omissions of the calculation agent, or any failure or delay in the performance of the calculation agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the calculation agent. The trustee shall be entitled to rely conclusively on any determination made, and any instruction, notice, officers’ certificate or other instruction or information provided by the calculation agent without independent verification, investigation or inquiry of any kind. The trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the trustee’s own rights, duties or immunities under the Indenture or otherwise.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the acquisition, ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the acquisition ownership and disposition of notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.

The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated

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interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

·	an individual who is a citizen or resident of the United States;
·	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
·	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
·	a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Treatment of the Notes as Variable Rate Debt Instruments

The notes will initially bear interest at a fixed annual rate. From and including               , to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus                  basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Interest on the Notes

It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

The tax treatment of interest depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations). Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that all of the stated interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any original issue discount. Interest that is

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QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Holders should consult their own tax advisors regarding the tax consequences if the notes are issued with original issue discount or if the stated interest is not treated as QSI.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Interest on the Notes”) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by noncorporate U.S. holders (including individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax (Commonly Referred to as Medicare Tax)

Non-corporate U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross interest income and net gains from the disposition of the notes. Non-corporate U.S. holders are encouraged to consult their own tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in the notes.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

·	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);
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·	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and
·	either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussions below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:

·	such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or
·	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

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Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a Unites States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on interest paid on the notes to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of the notes by, a foreign entity if the foreign entity is:

·	a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) its residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or
·	a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).
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Withholding under FATCA generally applies to payments of interest on the notes and to payments of gross proceeds from a sale or other disposition of the notes. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Origin, will determine whether or not to implement gross proceeds FATCA withholding.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the notes.

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BENEFIT PLAN/ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA (“ERISA Plans”); (ii) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (iii) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (iv) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).

The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. References herein to the purchase, holding or disposition of notes also refer to the purchase, holding or disposition of any beneficial interest in the notes.

Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

An ERISA Plan fiduciary should consider whether an investment in the notes satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that: (i) the investment satisfy the prudence and diversification standards of ERISA; (ii) the investment be solely in the interests of the participants and beneficiaries of the Plan; (iii) the investment be permissible under the terms of the Plan’s investment policies and governing instruments; and (iv) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. A fiduciary of a Plan that is not an ERISA Plan or of a Non-ERISA Arrangement should consider whether an investment in the notes satisfies its obligations, including for a Non-ERISA Arrangement under Similar Laws.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA with respect to ERISA Plans and Section 4975 of the Code with respect to Plans generally prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes, and parties in interest and fiduciaries may be subject to other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, a nonexempt prohibited transaction may be subject to rescission. If you are acting on behalf on an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. We, the underwriters and our and the underwriters’ current and future affiliates may possibly be parties in interest with respect to many Plans and the purchase, holding or disposition of the notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA or Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Non-ERISA Arrangements may be subject to Similar

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Laws in this regard and the fiduciary or other responsible party acting on behalf of a Non-ERISA Arrangement should consider whether an investment in the notes might constitute or give rise to a prohibited transaction under Similar Law.

In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under administrative exemptions issued by the U.S. Department of Labor, which include the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23); (ii) the insurance company general account exemption (PTCE 95-60); (iii) the bank collective investment fund exemption (PTCE 91-38); (iv) the insurance company pooled separate account exemption (PTCE 90-1); and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of notes, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the notes or with respect to any particular Plan.

The plan asset regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan’s investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the plan assets regulations applies. If our assets were deemed to be assets of a Plan that purchased notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest. Under the plan asset regulations, an equity interest is defined to mean an interest that is treated as indebtedness under applicable local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations.

Each purchaser or holder of a note, and each fiduciary who causes any entity to purchase or hold a note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in (a) the purchase, holding or disposition of an impermissible or imprudent investment, (b) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (c) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PLAN OR NON-ERISA ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT.

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UNDERWRITING

We have entered into an underwriting agreement with Stephens Inc., as sole underwriter (the “Underwriter”), with respect to the notes that we are offering hereby (the “Underwriting Agreement”). Subject to certain conditions, the Underwriter has agreed to purchase the $               in aggregate principal amount of notes.

The Underwriting Agreement provides that the obligation of the Underwriter to purchase the notes offered hereby is subject to certain conditions precedent and that the Underwriter will purchase all of the notes if any of the notes are purchased.

The notes sold by the Underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The Underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of               % of the principal amount per note. After the initial offering, the Underwriters may change the offering price and the other selling terms. The offering of the notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

Discounts, Commission and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the Underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes offered hereby).

	Per Note		Total
Public offering price(l)		%	$
Underwriting discounts and commissions paid by us		%	$
Proceeds to us, before expenses		%	$

(1) Plus accrued interest from               , 2020, to the date of delivery.

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $               million. We have also agreed to reimburse the underwriters for certain offering expenses incurred in connection with this offering. In accordance with FINRA Rule 5110, the Underwriters’ reimbursed fees and expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the Underwriter, and certain of its affiliates, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the Underwriters may be required to make in respect of these liabilities.

No Public Trading Markets

There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotation system. The Underwriter has advised us that they intend to make a market in the notes. However, the Underwriter is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the notes, our operating performance and financial condition, general economic conditions and other factors.

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Stabilization

In connection with this offering of the notes, the Underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the Underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the Underwriter engages in stabilizing or syndicate covering transactions, it may discontinue such activities at any time in its sole discretion without notice.

Neither we nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the Underwriter. In connection with this offering, the Underwriter or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The Underwriter may agree with us to allocate the notes for sale to online brokerage account holders. Any such allocation of online distributions will be made by the Underwriter on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the Underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the Underwriter or us and should not be relied upon by investors.

Our Relationships with the Underwriters

The Underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the Underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

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We expect that delivery of the notes will be made against payment therefor on or about                            , 2020, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

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LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York and certain Louisiana law matters will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Purchase Units

Subscription Rights

Units

The securities listed above may be offered by us and/or may be offered and sold, from time to time, together or separately, in one or more offerings, by one or more selling stockholders to be identified in the future. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “OBNK.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings up to an indeterminate aggregate dollar amount. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.origin.bank. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-38487), which are considered to be a part of this prospectus:

·	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2019, incorporated by reference therein);

·	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 9, 2019, and June 30, 2019, filed with the SEC on August 7, 2019;

·	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 23, 2019, March 12, 2019, April 24, 2019, April 25, 2019 and July 24, 2019; and

·	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, on May 7, 2018, including any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at www.origin.bank or upon written or oral request by contacting our Investor Relations department at Origin Bancorp, Inc., 1511 North Trenton Street, Ruston, Louisiana 71270, Attention: Investor Relations, (318) 497-3177. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

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FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will” and “would,” or variations or negatives of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

·	deterioration of our asset quality;

·	factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

·	changes in the value of collateral securing our loans;

·	our ability to anticipate interest rate changes and manage interest rate risk;

·	the effectiveness of our risk management framework and quantitative models;

·	our inability to receive dividends from our bank subsidiary and to service debt, pay dividends to our common stockholders, repurchase our shares of common stock and satisfy obligations as they become due;

·	business and economic conditions generally and in the financial services industry, nationally and within our local market area;

·	changes in our operation or expansion strategy or our ability to prudently manage our growth and execute our strategy;

·	changes in management personnel;

·	our ability to maintain important deposit customer relationships, our reputation or otherwise avoid liquidity risks;

·	increasing costs as we grow deposits;

·	operational risks associated with our business;

·	volatility and direction of market interest rates;

·	increased competition in the financial services industry, particularly from regional and national institutions;

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·	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, as well as tax, trade, monetary and fiscal matters;

·	periodic changes to the extensive body of accounting rules and best practices may change the treatment and recognition of critical financial line items and affect our profitability;

·	further government intervention in the U.S. financial system;

·	compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters;

·	uncertainty regarding the future of the London Interbank Offered Rate and any replacement alternatives on our business;

·	natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control;

·	system failures, cybersecurity threats and/or security breaches and the cost of defending against them;

·	other factors that are discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the SEC that are incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement; and

·	our ability to manage the risks involved in the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties emerge from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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THE COMPANY

We are a financial holding company headquartered in Ruston, Louisiana. Our wholly owned bank subsidiary, Origin Bank, or the Bank, was founded in 1912. Deeply rooted in our history is a culture committed to providing personalized, relationship banking to our clients and communities. We provide a broad range of financial services to small and medium-sized businesses, municipalities, high net worth individuals and retail clients. We currently operate 43 banking centers, located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. As of June 30, 2019, we had total assets of $5.12 billion, total loans held for investment of $3.98 billion, total deposits of $3.86 billion and total stockholders’ equity of $584.3 million.

We are committed to building unique client experiences through a strong culture, an experienced leadership team and a focus on delivering unmatched customer service throughout Texas, Louisiana and Mississippi. Our success has been based on (i) a talented team of relationship bankers, executives and directors, (ii) a diverse footprint with stable and growth-oriented markets, (iii) differentiated and customized delivery and service, (iv) our core deposit franchise and (v) an ability to significantly leverage our infrastructure and technology.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OBNK.” We were organized as a business corporation in 1991 under the laws of the state of Louisiana. Our principal executive offices are located at 500 South Service Road East, Ruston, Louisiana 71270, and our telephone number is (318) 255-2222.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

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RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

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DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act, or the LBCA, our Restated Articles of Incorporation, which we refer to as our Articles of Incorporation, and our Bylaws, each as amended. You are urged to read those documents carefully. Copies of our Articles of Incorporation and Bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

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DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Louisiana law, including the LBCA.

Authorized and Outstanding Shares

As of the date of this prospectus, we were authorized to issue 50,000,000 shares of our common stock. As of September 25, 2019, there were 23,481,781 shares of our common stock issued and outstanding. On September 25, 2019, approximately 254,000 shares of our common stock were issuable upon exercise of outstanding stock options and approximately 949,316 shares were reserved for future issuance under our 2012 Stock Incentive Plan.

Voting and Other Rights

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, unless otherwise provided by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Our Articles of Incorporation provide that the affirmative vote of at least two-thirds of the total voting power of the Company is required to amend or repeal Article VI (Voting Amendments), Article VII (Limitation of Liability) or Article VIII (Indemnification) of our Articles of Incorporation, and that such amendment or repeal will be prospective only. Our Articles of Incorporation also provide that our Bylaws may be amended by a vote of not less than two-thirds of the total number of directors then holding office, subject to the power of the stockholders, acting by a vote of the holders of not less than two-thirds of the total voting power of the Company, to change or repeal the Bylaws, including any amendments to the Bylaws adopted by our board of directors.

Our directors are divided into three classes (Class A, Class B and Class C). Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by the vote of a majority of the votes cast by the holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such meeting at which a quorum is present.

No holder of our common stock has a right under the LBCA, or our Articles of Incorporation or Bylaws, to purchase shares of common stock upon any future issuance. Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock. In the event of our liquidation, dissolution or winding-up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any outstanding preferred stock.

Dividends

All shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Our ability to pay dividends depends on the amount of dividends paid to us by the Bank. The payment of dividends by us and the Bank is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation may effectively limit the amount of dividends we can pay.

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Holders of our debt securities have priority to distributions and payment over holders of our common stock. The dividend rights of holders of our common stock could also become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Antitakeover Effects of Governing Documents

Our Articles of Incorporation and Bylaws contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company.

Articles of Incorporation

Article IV divides our board of directors into three classes and the directors in each class serve a three-year term. The election of directors is staggered so that approximately one-third of the board of directors is elected at each annual meeting. A vote of not less than two-thirds of the total number of directors then holding office is required to increase or decrease the number of directors.

Our Articles of Incorporation provide that the affirmative vote of at least two-thirds of the total voting power of the Company is required to amend or repeal Article VI (Voting Amendments), Article VII (Limitation of Liability) or Article VIII (Indemnification) of our Articles of Incorporation, and that such amendment or repeal will be prospective only. Additionally, our Articles of Incorporation require the vote of not less than two-thirds of the total number of directors then holding office, subject to the power of the stockholders, acting by a vote of the holders of not less than two-thirds of the total voting power of our company, to change or repeal the Bylaws, including any amendments to the Bylaws made by our board of directors.

Article IX provides that except as otherwise specifically provided by law, special meetings of the stockholders of the Company may be called by our board of directors, the chairman of our board or our chief executive officer, and shall be called by the secretary of the Company upon the written demand of the holders of at least 25% of all shares entitled to vote at the proposed meeting pursuant to a request made in accordance with procedures set forth in our Bylaws.

Finally, our board of directors, without stockholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, which may adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described below under “Description of Preferred Stock,” our board of directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly.

Bylaws

Our Bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of stockholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our stockholders and us. Our board of directors may amend our Bylaws without shareholder approval.

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DESCRIPTION OF PREFERRED STOCK

The following section describes the general terms of preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of our preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Louisiana law, including the LBCA.

Authorized Shares

Our Articles of Incorporation permit our board of directors to authorize the issuance of up to 2,000,000 shares of preferred stock, no par value, in one or more series, without stockholder action. None of our preferred stock is currently outstanding.

General

Our board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, limitations and relative rights of the shares of each such series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation, conversion and redemption and other rights that could dilute the voting power of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control.

Our preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of our preferred stock. You should read the prospectus supplement relating to the particular series of our preferred stock being offered for specific terms, including:

·	the number of shares constituting that series and the distinctive designation of that series;

·	the dividend rate on the shares of that series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

·	whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

·	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors may determine;

·	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

·	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

·	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

·	any other relative rights, preferences and limitations of that series.

Rank

Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the applicable prospectus supplement, as long as our Articles of Incorporation so permit.

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Dividends

Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of the payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Our ability to pay dividends depends on the amount of dividends paid to us by the Bank. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay. Holders of our debt securities have priority to distributions and payment over holders of our stock.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of our preferred stock will have no voting rights except as otherwise required by law or by our Articles of Incorporation.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.

Redemption

We may provide that a series of our preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable prospectus supplement.

In the event of partial redemptions of our preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot, on a ratable basis or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Transfer Agent

The transfer agent and registrar for our preferred stock will be EQ Shareowner Services.

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DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.

As used in this section, “we,” “our,” “us” and the “Company” refer only to Origin Bancorp, Inc. and not to any of its subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

·	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

·	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

·	the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

·	the maturity date or dates;

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·	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

·	any conversion or exchange provisions;

·	the date of the debt securities if other than the date of original issuance;

·	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

·	the date or dates on which the principal of the debt securities of such series is payable;

·	the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

·	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

·	the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

·	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;

·	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

·	if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

·	if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

·	if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

·	whether the debt securities will be issuable in book-entry only form;

·	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

·	whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

·	any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

·	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

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·	the terms and conditions, if any, pursuant to which the debt securities are secured;

·	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

·	any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

·	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

·	all obligations for borrowed money;

·	all obligations evidenced by debentures, debt securities or other similar instruments;

·	all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

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·	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

·	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

·	all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

·	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

·	purchase money and similar obligations; and

·	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

·	our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

·	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

·	our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

·	a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

·	we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

·	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

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A Material Subsidiary means Origin Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

·	such holder has previously given the trustee written notice of a continuing event of default;

·	holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

·	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

·	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

·	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations)

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unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

·	either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

·	neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

·	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by our board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

·	extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

·	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

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·	modify the subordination provisions in a manner adverse to the holders of any debt security; or

·	modify any of the applicable provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:

·	to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

·	to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

·	to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

·	to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

·	to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

·	(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

·	to secure any series of debt securities; and

·	to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt

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securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

·	either:

o	all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

o	all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

·	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

·	upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

·	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

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Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

·	we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

·	no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

·	such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

·	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

·	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

·	we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

·	such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

·	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

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Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

·	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and

·	our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

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Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

·	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

·	DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.

·	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

·	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

·	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

·	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

·	upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

·	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to

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persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

·	DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

·	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or

·	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

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DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, depositary receipts, our Articles of Incorporation and any amendments thereto relating to the applicable series of our preferred stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

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After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote the shares of our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

·	all outstanding depositary shares have been redeemed; or

·	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

·	the initial deposit of our preferred stock;

·	the initial issuance of the depositary shares;

·	any redemption of our preferred stock; and

·	all withdrawals of our preferred stock by owners of depositary shares.

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Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

·	refuse to transfer depositary shares;

·	withhold dividends and distributions; and

·	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

·	written advice of counsel or accountants;

·	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

·	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

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DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

·	the title of the warrants;

·	the total number of warrants to be issued;

·	the consideration for which we will issue the warrants, including the applicable currency or currencies;

·	anti-dilution provisions to adjust the number or amount of shares of our common stock or other securities to be delivered upon exercise of the warrants;

·	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

·	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

·	the dates on which the right to exercise the warrants will commence and expire;

·	the procedures and conditions relating to the exercise of the warrants;

·	whether the warrants will be in registered or bearer form;

·	information with respect to book-entry registration and transfer procedures, if any;

·	the minimum or maximum amount of warrants that may be exercised at any one time;

·	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

·	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

·	a discussion of material United States federal income tax considerations;

·	the identity of the warrant agent; and

·	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

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Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our common stock or preferred stock will not have any rights of holders of our common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

·	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

·	whether the purchase contracts are to be prepaid or not;

·	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

·	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

·	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;

·	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

·	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

·	the price, if any, for the subscription rights;

·	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

·	the number of subscription rights issued to each stockholder;

·	the number and terms of each share of our common stock or preferred stock or debt securities that may be purchased per each subscription right;

·	the extent to which the subscription rights are transferable;

·	the conditions to completion of the offering of subscription rights;

·	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

·	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

·	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

·	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

·	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

·	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

·	a description of the terms of any unit agreement governing the units;

·	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

·	a discussion of material United States federal income tax considerations, if applicable; and

·	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

·	a fixed price or prices, which may be changed;

·	market prices prevailing at the time of sale;

·	prices related to the prevailing market price; or

·	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

·	the public offering price;

·	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

·	any delayed delivery arrangements;

·	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

·	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

·	any discounts or concessions allowed or re-allowed or repaid to dealers;

·	estimated offering expenses; and

·	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

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Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of

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the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP and Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited annual consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by BKD, LLP, independent registered public accounting firm, as set forth in its report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

$

% Fixed-to-Floating Rate Subordinated Notes Due 2030

Preliminary Prospectus Supplement

Sole Book-Running Manager

Stephens Inc.

, 2020